UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

ACRONGENOMICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49833

(Commission File Number)

52-2219285

(IRS Employer Identification No.)

1530 9th Avenue, S.E. Calgary, Alberta T2G 0T7

(Address of principal executive offices and Zip Code)

403.693.8000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2007 we entered into a Development Agreement with Molecular Vision Ltd., an Imperial Innovations spin-off company. This agreement replaces the Development Agreement entered into on May 22, 2006. The replacement agreement extends terms for payments and amends various other terms. The replacement agreement also re-prices the exercise price of 2,000,000 options granted to Molecular Vision Ltd. from $2.00 to $0.50.

Item 3.02	Unregistered Sales of Equity Securities

On February 12, 2007, we granted options to purchase an aggregate of 700,000 shares of our common shares to three of our officers and to one consultant at an exercise price of $0.50 per share, exercisable until February 12, 2017. The options vest as to 25% on August 12, 2007, 25% on February 12, 2008, 25% on August 12, 2008 and 25% on February 12, 2009.

None of the four grantees is a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), the options were granted in an offshore transaction and we relied on the exemption from registration provided by Regulation S, promulgated under the Securities Act of 1933

Item 9.01	Financial Statements and Exhibits
10.1	Amended Development Agreement dated February 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Ron Lizee

Ron Lizee

Chief Financial Officer and Director

Date: February 16, 2007